EXHIBIT 99.1

Hemisphere Media Group Announces Certain Preliminary Second Quarter 2022 Financial Results

MIAMI, FL — (July 28, 2022) — Hemisphere Media Group, Inc. (NASDAQ: HMTV) (“Hemisphere” or the “Company”), the only publicly traded pure-play U.S. media company targeting the high growth U.S. Hispanic and Latin American markets with leading broadcast and cable television and digital content platforms, today announced preliminary estimated ranges for certain income statement and balance sheet items for the second quarter ended June 30, 2022.

President and Chief Executive Officer of Hemisphere, Alan Sokol, said “Our preliminary second quarter results demonstrate the resilience of our business, even amidst a challenging operating environment. WAPA continued to build upon its leadership position in premium content, representing 24 of the 30 highest rated programs among Adults 25-54 in the quarter, and saw solid growth in both advertising revenue and retransmission fees. We are also excited about our recent launches on Fubo and YouTube TV, which drove a sequential increase in U.S. cable subscribers. Looking ahead, we are pleased with our strong start to the third quarter, with July’s gross advertising revenue in Puerto Rico increasing in the low double-digits compared to July of 2021.”

Preliminary Unaudited Financial Results for the Three Months Ended June 30, 2022

HEMISPHERE MEDIA GROUP, INC.

($ in millions)	For the Three Months Ended June 30, 2022		For the Three Months Ended June 30, 2021
	Low	High	Actuals
Net revenues	$53.0	$55.5	$50.5
Cost of revenues	$17.5	$19.0	$14.8
Selling, general and administrative	$24.5	$27.0	$24.9
Depreciation and amortization	$3.2	$3.4	$4.3
Other expenses	$8.8	$9.3	$1.4
Gain from FCC spectrum repack and other	($0.1)	($0.1)	($2.1)
Operating (loss) income	($3.1)	($1.0)	$7.2
Stock-based compensation	$0.8	$0.8	$1.5

For the three months ended June 30, 2022, the operating loss (excluding stock-based compensation) for Pantaya was $6.6 million as compared to $4.8 million for the three month period ended June 30, 2021. Pantaya’s depreciation and amortization for the current quarter was $2.1 million as compared to $1.7 million for the prior year period.

As of June 30, 2022, the Company estimates that it had approximately $251.0 million in debt and $28.9 million of cash. The Company expects to report $0.5 million in capital expenditures for the three month period ended June 30, 2022.

The unaudited preliminary estimates and statements set forth in the press release have been prepared by the Company’s management and represent estimates and expectations based on the most current information available. While the Company believes that the assumptions on which such information is based are reasonable, we caution that it is very difficult to predict the impact of known factors and the Company cannot anticipate all factors that could affect its actual results. The actual results of the Company may differ materially from these estimates due to the completion of financial closing procedures, final adjustments and other developments that may arise or become known between now and the time the second quarter financial results are finalized. Accordingly, you should not place undue reliance upon these preliminary estimates. The Company does not intend to update or otherwise revise the preliminary estimates to reflect future events. The Company’s independent registered public accounting firm, RSM US LLP, has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary estimates and statements. Accordingly, RSM US LLP does not express an opinion or any other form of assurance with respect thereto.

Forward-Looking Statements

Statements in this press release and oral statements made from time to time by representatives of Hemisphere may contain certain statements that are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “might,” “expect,” “positioned,” “strategy,” “future,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to deterioration of general economic conditions, political instability, social unrest, and public health crises, such as the occurrence of a global pandemic like COVID-19, either nationally or in the local markets in which Hemisphere operates, Puerto Rico’s uncertain political climate, as well as delays in the disbursement of earmarked federal funds on the local economy and advertising market, the effects of extreme weather and climate events on Hemisphere’s business as well as Hemisphere’s counterparties, customers, employees, third-party vendors and suppliers, changes in the distribution and viewing of television programming, including the expanded deployment of personal video recorders, subscription and advertising video on demand, internet protocol television, mobile personal devices and personal tablets and their impact on advertising and affiliate revenue, short and long-term migration shifts in Puerto Rico, Hemisphere’s ability to timely and fully recover proceeds under our insurance policies and Hemisphere’s ability to successfully integrate acquired assets, in particular, Pantaya, and achieve anticipated synergies, statements relating to Hemisphere’s future financial and operating results (including growth and earnings), plans, objectives, expectations and intentions and other statements that are not historical facts. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in Hemisphere’s reports filed with the Securities and Exchange Commission (“SEC”), including Hemisphere’s quarterly reports on Form 10-Q and its annual report on Form 10-K. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, Hemisphere’s actual results, performance, or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We may also be faced with unforeseen risks and uncertainties related to the proposed acquisition of the Company by Gato Investments LP, a portfolio investment of Searchlight Capital Partners, L.P. These risks, uncertainties and other factors include, but are not limited to, (1) the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction; (2) risks related to the satisfaction of the conditions to closing (including the failure to obtain necessary regulatory approvals or the necessary approvals of the Company’s stockholders) in the anticipated timeframe or at all; (3) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock; (4) disruption from the proposed transaction making it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with the Company’s customers, vendors and others with whom it does business; (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction agreement entered into in connection with the proposed transaction; (6) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction; (7) significant transaction costs; (8) the risk of litigation and/or regulatory actions related to the proposed transaction or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future; (9) other business effects, including the effects of industry, market, economic, political or regulatory conditions; (10) the ability to meet expectations regarding the timing and completion of the proposed transaction; (11) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity, malware or ransomware attacks; and (12) changes resulting from the COVID-19 pandemic. Forward-looking statements included herein are made as of the date hereof, and Hemisphere undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

About Hemisphere Media Group, Inc.

Hemisphere Media Group, Inc. (HMTV) is the only publicly traded pure-play U.S. media company targeting the high-growth U.S. Hispanic and Latin American markets with leading television, streaming and digital content platforms. Headquartered in Miami, Florida, Hemisphere owns and operates five leading U.S. Hispanic cable networks, two Latin American cable networks, the leading broadcast television network in Puerto Rico, the leading Spanish-language subscription streaming service in the U.S., a Spanish-language content distribution company and has an ownership interest in a leading broadcast television network in Colombia.

Contact:

Edelman Smithfield for Hemisphere Media Group

Ashley Firlan

917-640-4196

Ashley.firlan@edelman.com